Exhibit 99.1

7961 Shaffer Parkway Suite 5 Littleton, CO 80127 Phone: 720-981-1185 Fax: 720-981-1186	Trading Symbol: VGZ Toronto and NYSE MKT Stock Exchanges

NEWS

Vista Gold Corp. Announces 2012 Results and Provides Update on Recent Activities

Denver, Colorado, March 13, 2013 - Vista Gold Corp. (the “Company,” “we” or “our”) (NYSE MKT and TSX: VGZ) today announced its audited financial results and highlights for the fiscal year ended December 31, 2012. Management’s quarterly conference call to discuss these results is scheduled for 2:30 p.m. MDT on March 14, 2013. The Company’s full audited financial statements, Management’s Discussion and Analysis together with other important disclosures can be found in the Company’s Annual Report on Form 10-K, filed with the U.S. Securities and Exchange Commission and the Canadian securities regulatory authorities.

Recent Highlights:

•                  Completed the resource conversion drilling program at the Mt. Todd gold project;

•                  Continued building the Mt. Todd development team by appointing Brent Murdoch as General Manager;

•                  Completed an updated resource estimate for the Guadalupe de los Reyes gold/silver project based on the Company’s completed drilling program;

•                  Completed a Preliminary Economic Assessment on the Guadalupe de los Reyes gold/silver project;

•                  Held analyst days in Toronto and New York where Vista’s senior management team provided the market  an in-depth review of  the technical and development work conducted at the Mt. Todd gold project over the previous six years; and

•                  Completed a public offering of units raising gross proceeds of $11.5 million.

Frederick H. Earnest, President and Chief Executive Officer, commented, “The market for gold equities since the beginning of the fourth quarter of last year has been extraordinarily challenging, with the GDXJ trading down over 34%.  Despite the difficult markets, the Company is currently adequately financed and we are implementing steps to make sure we remain so.  Although we had intended to complete a Preliminary Feasibility Study (“PFS”) on the Mt. Todd gold project earlier this year, present market conditions have given us reason to re-evaluate our development strategy.  Previous studies indicated that a larger project would be optimal, but we are currently focusing our analysis on defining a project that limits CapEx and maximizes operating margins, to the extent possible.  We expect completion of a PFS within the next two months and will discuss our plans for the Mt. Todd gold project PFS in further detail during the conference call on Thursday after the market close.”

Summary of 2012 Financial Results

We reported a net loss of $70.7 million or $0.95 per share for the year ended December 31, 2012.  This includes an unrealized $50.4 million mark-to-market loss on our investment in Midas Gold Corp. (“Midas”), partly offset by a $20.1 million deferred tax benefit substantially related to this loss and a $6 million impairment of mill assets that had originally been purchased for use at the Los Cardones gold project.  The mill assets are now held for sale.  During the year ended December 31, 2011, we reported net income of $51.5 million, or $0.75 per share.  The 2011 results included a $77.8 million unrealized gain on the disposal of our Yellow Pine gold project, and a $37.3 million unrealized mark-to-market gain on our investment in Midas, which was also partly offset by a $35.5 million deferred tax expense substantially related to these gains.

Project expenditures at the Mt. Todd gold project, the Guadalupe de los Reyes gold/silver project, and at our corporate headquarters were in line with expectations.

In December 2012, we realized net proceeds of $10.2 million from a public equity offering. Our working capital at December 31, 2012 totaled approximately $60.3 million, including cash of approximately $18.3 million.  Working capital at the end of 2011 totaled $16.9 million.  The increase in working capital resulted from the reclassification of our investment in Midas from long-term to current assets, as the few remaining restrictions on our ability to sell our Midas stock expire in July 2013.

To review the Company’s Annual Report on Form 10-K for the year ended December 31, 2012, including the related Management’s Discussion and Analysis, visit any of the following websites: www.sedar.com, www.sec.gov or www.vistagold.com.

Management Conference Call

A conference call with management to review our financial results for the fiscal year ended December 31, 2012 and to discuss corporate and project activities is scheduled for Thursday, March 14, 2013 at 2:30p.m. MDT.

Toll-free in North America: 1-866-443-4188

International:  416-849-6196

This call will also be web-cast and can be accessed at the following web location:

http://www.snwebcastcenter.com/custom_events/vistagold-20130314/site/

This call will be archived and available at www.vistagold.com after March 14, 2013.  Audio replay will be available for 21 days by calling toll-free in North America:  1-866-245-6755, passcode 394973.

If you are unable to access the audio or phone-in on the day of the conference call, please email questions to Connie Martinez, Manager — Investor Relations (email: connie@vistagold.com), and we will try to address these questions prior to or during the conference call.

About Vista Gold Corp.

The Company is focused on the development of the Mt. Todd gold project in Northern Territory, Australia, to achieve its goal of becoming a gold producer. The Company is advancing exploration on its Guadalupe de los Reyes gold/silver project in Mexico and has granted Invecture Group, S.A. de C.V. a right to earn a 62.5% interest in the Los Cardones gold project in Mexico. The Company’s other holdings include the Awak Mas gold project in Indonesia, subject to One Asia Resources Ltd.’s right to earn an 80% interest, and the Long Valley gold project in California. For more information about our projects, including technical studies and resource estimates, please visit our website at www.vistagold.com.

For further information, please contact Connie Martinez at (720) 981-1185.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of the U.S. Securities Act of 1933, as amended, and U.S. Securities Exchange Act of 1934, as amended, and forward-looking information within the meaning of Canadian securities laws.  All statements, other than statements of historical facts, included in this press release that address activities, events or developments that we expect or anticipate will or may occur in the future, including such things as, timing, completion and results of a PFS on the Mt. Todd gold project, including completing a PFS that limits CapEx while maximizing operating margins, the Company’s adequate funding for future operations and steps to ensure continued adequate funding, the Company’s future development plans, and other such matters are forward-looking statements and forward-looking information.  The material factors and assumptions used to develop the forward-looking statements and forward-looking information contained in this press release include the following: our approved business plans, exploration and assay results, mineral resource and reserve estimates and results of preliminary economic assessments, pre-feasibility studies and feasibility studies on our projects, if any.  When used in this press release, the words “optimistic,” “potential,” “indicate,” “expect,” “intend,” “hopes,” “believe,” “may,” “will,” “if,” “anticipate,” and similar expressions are intended to identify forward-looking statements and forward-looking information.  These statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such statements.  Such factors include, among others, uncertainty of resource and reserve estimates, uncertainty as to the Company’s future operating costs and ability to raise capital; risks relating to completing the PFS for the Mt. Todd gold project; risks relating to cost increases for capital and operating costs; risks of shortages and fluctuating costs of equipment or supplies; risks relating to fluctuations in the price of gold; the inherently hazardous nature of mining-related activities; potential effects on our operations of environmental regulations in the countries in which it operates; risks due to legal proceedings; risks relating to political and economic instability in certain countries in which it operates; as well as those factors discussed under the headings “Note Regarding Forward-Looking Statements” and “Risk Factors” in the Company’s latest Annual Report on Form 10-K as filed on March 14, 2013 and other documents filed with the U.S. Securities and Exchange Commission and Canadian securities regulatory authorities.  Although we have attempted to identify important factors that could cause actual results to differ materially from those described in forward-looking statements and forward-looking information, there may be other factors that cause results not to be as anticipated, estimated or intended.  Except as required by law, we assume no obligation to publicly update any forward-looking statements or forward-looking information; whether as a result of new information, future events or otherwise.

Without limiting the foregoing, this press release uses terms that comply with reporting standards in Canada and certain estimates are made in accordance with National Instrument 43-101 Standards of Disclosure for Mineral Projects (“NI 43-101”). NI 43-101 is a rule developed by the Canadian Securities Administrators that establishes standards for all public disclosures an issuer makes of scientific and technical information concerning mineral projects.  This press release uses the term “mineral resource.”  We advise U.S. investors that while the term is recognized by Canadian regulations, the term is not a defined term under the United States Securities and Exchange Commission’s (the “SEC”) Industry Guide 7 and is normally not permitted to be used in reports and registration statements filed with the SEC. Mineral resources have a great amount of uncertainty as to their existence, and great uncertainty as to their economic and legal feasibility. It cannot be assumed that all or any part of these mineral resources will ever be upgraded to a higher category.  The SEC normally only permits issuers to report mineralization that does not constitute SEC Industry Guide 7 compliant “reserves” as in-place tonnage and grade without reference to unit measures.  Under SEC Industry Guide 7 standards, a “final” or “bankable” feasibility study is required to report reserves, the three-year historical average price is used in any reserve or cash flow analysis to designate reserves and all necessary permits and government approvals must be filed with the appropriate governmental authority.  U.S. Investors are cautioned not to assume that any part or all of mineral deposits in these categories will ever be converted into SEC Industry Guide 7 reserves.